CHATSWORTH DATA CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

CHASTWORTH DATA CORPORATION
TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

BALANCE SHEETS AS OF DECEMBER 31, 2005 AND 2004	2

STATEMENTS OF INCOME AND (ACCUMULATED DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004	3

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004	4

NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004	5-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Chatsworth Data Corporation

We have audited the accompanying balance sheets of Chatsworth Data Corporation as of December 31, 2005 and 2004, and the related statements of income and (accumulated deficit) and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chatsworth Data Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States.

WEINBERG & COMPANY, P.A.

Los Angeles, California
June 21, 2006

CHATSWORTH DATA CORPORATION
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
Current Assets
Cash	$859,460	$561,644
Accounts receivable, net of $33,051 and $28,575
allowance for doubtful accounts	727,895	487,744
Inventory	949,267	815,350
Prepaid expenses	34,600	43,449
Total current assets	2,571,222	1,908,187

Property and equipment, net	64,026	217,803

Deposits	21,996	—

Total assets	$2,657,244	$2,125,990

LIABILITIES AND STOCKHOLDERS' EQUITY

	2005	2004
Current Liabilities
Accounts payable	$326,940	$199,347
Accrued expenses	123,825	120,832
Customer deposits	23,584	19,947
Income taxes payable	46,025	—
Total current liabilities	520,374	340,126

Commitments & Contingencies

Stockholders' Equity
Common stock, $1 par value, 1,000 shares authorized,
780 shares issued and outstanding	780	780
Additional paid-in capital	2,313,095	2,313,095
Accumulated deficit	(177,005)	(528,011)

Total stockholders' equity	2,136,870	1,785,864

Total liabilities and stockholders' equity	$2,657,244	$2,125,990

The accompanying notes are an integral part of these financial statements

CHATSWORTH DATA CORPORATION
STATEMENTS OF INCOME AND (ACCUMULATED DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Revenues	$5,561,583	$5,742,135

Cost of sales	4,381,685	4,480,950

Gross profit	1,179,898	1,261,185

Selling, general and administrative expenses	619,266	1,165,149

Income from operations	560,632	96,036

Other income
Rental income	29,432	77,983
Deposit forfeiture by customer	—	62,256
Gain on sale of land and building	2,934,331	—
Miscellaneous Income	366	3,503
Interest income	15,199	2,630
Total other income	2,979,328	146,372

Income before income taxes	3,539,960	242,408

Provision for income taxes	54,561	2,904

Net Income	3,485,399	239,504

(Accumulated deficit) at beginning of year	(528,011)	(24,118)
Cash distributions to stockholders	(3,134,393)	(743,397)

(Accumulated deficit) at end of year	($ 177,005)	($ 528,011)

The accompanying notes are an integral part of these financial statements.

CHATSWORTH DATA CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Operating Activities:
Net income	$3,485,399	$239,504
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	23,543	29,338
Gain on sale of land and building	(2,934,331)	—
Change in operating assets and liabilities:
Accounts receivable	(240,151)	463,650
Inventory	(133,917)	(11,562)
Deposits	(21,996)	—
Prepaid expenses	8,849	(5,285)
Accounts payable	127,593	(34,936)
Accrued liabilities	2,993	(6,196)
Income taxes payable	46,025	(10,619)
Customer deposits	3,637	(215,903)

Net cash provided by operating activities	367,644	447,991

Investing Activities:
Proceeds from sale of land and building	3,099,595	—
Acquisition of equipment	(35,030)	(37,568)

Net cash provided by (used in) investing activities	3,064,565	(37,568)

Financing Activities:
Distributions to stockholders	(3,134,393)	(743,397)

Increase (decrease) increase in cash and cash equivalents	297,816	(332,974)

Cash and cash equivalents - Beginning of the year	561,644	894,618

Cash and cash equivalents - End of the year	$859,460	$561,644

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$—	$—
Income taxes	$—	$22,372

The accompanying notes are an integral part of these financial statements.

CHATSWORTH DATA CORPORATION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Chatsworth Data Corporation (the Company) was incorporated in California in 1969. The Company manufactures equipment for optical readers and read heads, impact recorders and indicators, and cable test equipment. The Company conducts the operations from one location located in Chatsworth, California.

From time to time as cash builds up in the business or unusual transaction occur as the sale of the company’s building. On these occasions, the shareholders declare distributions. These distributions are necessary in part to fund income tax due on the corporation’s income since it is taxed on the individual shareholder’s tax returns and part as returns on their past investments.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectibility is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Shipping and Handling Fees and Costs

Shipping and handling fees and costs billed to customers are included in net sales, and the actual costs incurred by the Company are included in cost of sales. Shipping and handling costs are charged to expense as incurred. Total shipping and handling costs of $ 17,828 and $ 6,686 are included in cost of goods sold for the years ended December 31, 2005 and 2004, respectively.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, cash is defined as cash deposits and cash equivalents are defined as highly liquid investments purchased with a maturity date of three months or less.

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined principally by the average cost method.

Fair Value of Financial Instruments

The carrying value of the Company's cash and cash equivalents, accounts receivable, accounts payables, accrued liabilities, and customer deposits approximate fair values due to the short-term maturity of the instruments.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

Comprehensive income (loss)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company has no items of other comprehensive income (loss) for the years ended December 31, 2005 and 2004.

Property and Equipment

Property and equipment are stated at cost. The cost of property and equipment is depreciated on the straight-line and accelerated methods over the following estimated useful lives:

Building and improvements	25 - 31 Years
Machinery and equipment	5 - 7 Years
Furniture and fixtures	5 - 7 Years

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income tax has been included in these financial statements.

The State of California has adopted the S Corporation election. However, a 1½% tax is required to be paid by the Company. This provision for tax is based on the income reported in the financial statements.

Concentration of credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of unsecured trade accounts receivable.

The company maintains cash balances at two banks. Cash accounts at each bank are insured by the FDIC for up to $100,000. At December 31, 2005 and 2004 the Company’s cash balance in excess of insured limits totaled $769,995 and $477,303 respectively.

Major Customers and Foreign Revenue

In 2005, the Company had two major customers, which accounted for 13% and 10% of its total sales. The amount due from these customers included in trade accounts receivable as of December 31, 2005 was $97,030 and zero, respectively. In 2004, the Company had two major customers, which accounted for 18% and 11% of its total sales. The amount due from these customers included in trade accounts receivable as of December 31, 2004 was zero and $148,240, respectively.

For the year ended December 31, 2005, foreign revenue comprised approximately 42% of the Company’s total revenues. Revenues from Asia and Europe comprised approximately 18% and 14% of the Company’s total revenues, respectively. For the year ended December 31, 2004, foreign revenue comprised approximately 24% of the Company’s total revenues. Revenues from Asia and Europe comprised approximately 7% and 8% of the Company’s total revenues, respectively.

Recent Accounting Pronouncements and Developments

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123 (R), "Share-Based Payment" ("SFAS 123(R)"). SFAS No. 123 (R) revises SFAS 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. During the first quarter of 2006, the Company will adopt SFAS No. 123R. The adoption of SFAS No. 123R will not have any impact on the Company’s financial statement presentation or disclosures.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs — An Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed and production facilities overhead to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 151 effective January 1, 2006. The adoption of SFAS No. 151 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment to APB Opinion No. 29” (“SFAS No. 153”). SFAS No. 153 amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions”, to require that exchanges of nonmonetary assets be measured and accounted for at fair value, rather than at carryover basis, of the assets exchanged. Nonmonetary exchanges that lack commercial substance are exempt from this requirement. SFAS No. 153 is effective for nonmonetary exchanges entered into in fiscal periods beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 153 effective January 1, 2006. The adoption of SFAS No. 153 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 is a replacement of APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - (an Amendment of APB Opinion No. 28)” and provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS No. 154 establishes retrospective application as the required method for reporting a change in accounting principle, and provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. Retrospective application is the application of a different accounting principle to a prior accounting period as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. SFAS No. 154 also addresses the reporting of the correction of an error by restating previously issued financial statements. SFAS No. 154 is effective for accounting changes and error corrections occurring in fiscal years beginning after December 15, 2005. Accordingly, the Company will adopt the provisions of SFAS No. 154 effective January 1, 2006. The adoption of SFAS No. 154 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

NOTE 2 - INVENTORIES

Inventory consists of the following:

	2005	2004

Raw materials	$577,891	$468,469
Work in process	130,989	229,376
Finished goods	240,387	117,505
	$949,267	$815,350

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2005	2004

Land	$—	$73,370
Building and improvements	21,200	542,205
Machinery and equipment	423,344	429,170
Furniture and fixtures	305,887	306,463
	750,431	1,351,208
Less accumulated depreciation	686,405	1,133,405

	$64,026	$217,803

Depreciation expense for the years ended December 31, 2005 and 2004 was $23,543 and $29,338 respectively.

On August 17, 2005, the Company sold its land and building, a 29,000 square foot structure located on 1.3 acres of land in Chatsworth, California (the Property) to an unrelated third party for $3,292,800. The book value of the Property at August 17, 2005 was $168,111 and costs of sale were $190,358, resulting in a gain of $2,934,331. Also on the same date the Company entered into a sublease agreement to lease approximately 14,500 square feet of the Property from an unrelated third party who leased the entire Property from the new owner. The sublease calls for minimum lease payments of $9,996 per month, or $119,952 per year, and expires in August 2008.

The Company determined it relinquished substantially all of the use of the Property and retained only a minor portion of such use because the present value of rental for the leaseback represented less than 10 percent of the fair value of the Property when sold. Accordingly, the gain on the sale portion of the transaction was recognized in its entirety.

The lease portion of the transaction was classified as an operating lease. The sublease is personally guaranteed by the Company’s stockholders.

The minimum noncancelable future lease payments are as follows:

For the year ending December 31,
2006	$119,952
2007	119,952
2008	79,968
$319,872

NOTE 4 - INCOME TAXES

The components of income tax expense and income tax payable (prepaid) are as follows:

	2005	2004

Provision for state income tax	$54,561	$2,904
Less tax payments	8,536	11,419
Income tax payable (prepaid expenses)	$46,025	($ 8,515)

The Company has elected S Corporation status for federal and California income tax purposes. Therefore, there is no corporate federal income tax obligation and the state income tax is computed using the California S Corporate rate of 1.5%.

NOTE 5 - 401(k) PROFIT SHARING PLAN & TRUST

The Company implemented a 401(k) Profit Sharing Plan & Trust during the year ended December 31, 1996, whereby eligible employees may voluntarily contribute a percentage of compensation. Eligible employees are considered those employees who were employed as of August 15, 1996 or those who have completed six months of service. The company matches a portion of the employees’ salary reduction contribution. This percentage is a discretionary amount, which will be determined each year. Total Company contributions for the years ended December 31, 2005 and 2004 were $42,179 and $46,158 respectively.

NOTE 6 - SUBSEQUENT EVENT

In October 2005 the Company’s stockholders entered into a Letter of Intent to sell their stock in the Company to a newly formed holding company, Adera Mines Limited (Adera).  The Letter of Intent, originally set to expire on November 4, 2005, was extended. The Company’s shareholders are in the process of completing a Purchase Agreement whereby Adera will purchase all of the outstanding shares of the Company for approximately $4,000,000 cash, the issuance of a note in the face amount of $2,000,000, and 250,000 shares of Adera stock. In addition the Company will distribute $1,000,000 as a dividend to the stockholders prior to the purchase. The Purchase Agreement is expected to be completed in August, 2006.